Exhibit 99.1

EPCYLON ANNOUNCES EXPANDED COOPERATION WITH OMEGAGROUP

Toronto, Ontario – February 13, 2014 – Epcylon Technologies, Inc. (OTCBB: PRFC) (“Epcylon” or the “Company”) is pleased to announce that the Teaming Agreement signed with OmegaGroup on 7 June, 2013 has now been formalized with the creation of Omega SmartBuild Americas, registered as a wholly-owned subsidiary of Epcylon and by the creation of First Omega, registered in the Akwasasne First Nations Reserve.

In light of Epcylon’s recent restructuring of the management team, the two Parties decided to further expand their interlinked management, joint offices, and project pipeline. Omega SmartBuild Americas has already identified concrete projects with its joint venture First Nations partner “First Omega” in the field of sustainable off-grid biomass energy production in North America. Todd Halpern, the Chairman of Epcylon, stated that “we are enthusiastic about welcoming Omega’s global team and look forward to working as one transatlantic unit within a spirit of innovation, cross-cultural respect and mutual economic benefit.”

In consideration of work completed to date by OmegaGroup, and in light of the growth expectation that comes from tapping into the technology pipeline, an affiliate share holder of Epcylon has agreed to provide by way of incentive 40 million shares, some of which have already vested and balance to follow over the next 24 months. This consideration is provided to Omega in order to participate in potential growth and future upside that the combined teams and networks will generate. This also deepens the relationship between the organizations, with an aim to expand Epcylon activities into other core Omega markets.

We are happy to announce further technology relationships as our strategy evolves.

About OmegaGroup

The German based OmegaGroup consists of an international group of companies made up of renowned partners from industry and research, with profound experience in the sustainable development sector.

As a one stop source, the Company is able to provide solutions and services for real-estate development, construction and operation, as well as offer infrastructure solutions for energy supply or waste/water disposal.

OmegaGroup is also the exclusive representative of Economic Zones World, Government of Dubai, in Germany. This representation includes the renowned Jebel Ali Free Zone, as well as Techno Park.

With over 20 years of experience with international projects, the Company has expertise in South Africa, Germany, Uganda, Norway, Kenya, Ethiopia, Chile, Brazil, Kazakhstan, Mongolia, China, Indonesia, and will expand into Canada and the United States with Epcylon Technologies, Inc.

More information can be found at: http://www.omega-smartbuild.com/

About Epcylon Technologies, Inc.

Epcylon Technologies, Inc. invests and operates across a wide variety of industry sectors in four divisions. The Theta division specializes in the field of cross-border technology transfer by identifying suitable market verticals. The Rho division develops interactive software for use by charitable organizations and government regulated lotteries through its MOBI branded products. Under Omega SmartBuild Americas, expert knowledge in energy-efficient building envelopes is used to provide sustainable circular economy solutions within the green tech industry. The Omikron division is involved in the development of proprietary algorithmic trading systems with its Stealth brand of products, and combines all of these technologies with innovative white label financial products.

For more information, please visit: http://www.epcylon.com

Forward-Looking Statements

You should not place undue reliance on forward-looking statements in this press release. This press release contains forward-looking statements that involve risks and uncertainties. Words such as "will," "anticipates," "believes," "plans," "goal," "expects," "future," "intends," and similar expressions are used to identify these forward-looking statements. Actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks we face as described in this press release. For further information about Epcylon Technologies Inc., please refer to its website at http://www.epcylon.com

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